UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-1680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2017, Triangle Petroleum Corporation (the “Company”) received a letter from NGP Triangle Holdings, LLC (“NGP”) on May 2, 2017 electing to require the Company to repurchase the 5.0% Convertible Promissory Note dated July 31, 2012 executed by the Company and payable to the order of NGP (the “Note”). The letter acknowledged the occurrence of a “Fundamental Change” under the Note, specified May 17, 2017 as the repurchase date, and demanded payment of $153,841,831.05 by wire transfer of immediately available funds on such date. The Company did not repay the Note on May 17, 2017, which constituted an “Event of Default” under the Note and caused the outstanding balance to become immediately and automatically due and payable in full.

A complete copy of the Note was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 1, 2012.

Item 8.01 Other Events.

The Company continues to engage in discussions with certain of its stakeholders with respect to a potential consensual restructuring or recapitalization of the Company. To date, such discussions have not resulted in any definitive agreements. If the Company is unable to restructure or recapitalize, it may be compelled to reorganize through bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel